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                                     EXHIBIT 4.6B
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                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 (for Directors)

                  AGREEMENT made as of this 1st day of October, 1996, between ICG Communications, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and [ ], residing at [ ] (hereinafter referred to as the "Director").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires, in accordance with its 1996 Stock Option Plan (the "Plan"), to provide the Director with an opportunity to acquire Common Stock, $.01 par value (hereinafter referred to as "Common Stock"), of the Company on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Company;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Director hereby agree as follows:

     1. Grant of Option. Pursuant to the terms of the Plan, as of October 1, 1996 (the "Date of Grant") the Company, subject to the terms of the Plan and this Agreement, hereby grants to the Director as a matter of separate inducement and agreement, and in addition to and not in lieu of other compensation for services, the right to purchase (hereinafter referred to as the "Option") an aggregate of five thousand (5,000) shares of Common Stock, subject to adjustment as provided in Section 8 hereof (such shares, as adjusted, shall hereinafter be referred to as the "Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be [$ ] per share, subject to adjustment as provided in Section 8 hereof.

     3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

          (a) The Option shall become exercisable in full on December 31, 1996; provided, however, that the Option may be exercised with respect to the Shares that otherwise become exercisable on the date set forth above only if (x) the Director is actively serving as a director of the Company on such date and (y) the Director actively served as a Director of the Company on an uninterrupted basis for more than fifty percent (50%) of the business days contained in the three (3) calendar month period ending on such date.

          (b)  The Option may be exercised  pursuant to the  provisions  of this
               Section 3, by notice and payment (including, but not limited to, a cashless exercise) to the Company as provided in Sections 11 and 16 hereof.

     4. Term of Option. The term of the Option shall be a period of ten (10) years from the Date of Grant. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth anniversary of Date of Grant. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and provision of the purchase price of the shares of Common Stock (with respect to which this Option is being exercised) is made to the Company pursuant to the provisions contained herein.

     5. Non-transferability of Option. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, and the Option may be exercised during the lifetime of the Director only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or otherwise.

     6. Exercise Upon Cessation of Service as Director. (a) If the Director at any time ceases to be a director of the Company or of any Parent or Subsidiary by reason of his removal for Good Cause, the Option shall, at the time of such removal, terminate and the Director shall forfeit all rights hereunder. If, however, the Director for any other reason (other than death) ceases to be such a Director, the Option may, subject to the provisions of Section 5 hereof, be exercised by the Director to the same extent the Director would have been entitled under Section 3 hereof to exercise the Option on the date of such cessation of directorship, at any time prior to the expiration of the term provided in Section 4 hereof, at the end of which period the Option, to the extent not then exercised, shall terminate and the Director shall forfeit all rights hereunder.

          (b) The Option shall not be affected by any change of duties or position of the Director so long as he continues to be a director of the Company or any Parent or

               Subsidiary thereof.

          (c) If the Director dies while serving as a director of the Company or of any Parent or Subsidiary, this Option, to the extent exercisable (and not exercised) on the date of his death shall remain so exercisable by his estate (or by other beneficiaries, as designated in writing by the Director) until the expiration date of this Option.

     7. Exercise Upon Death. If the Director dies while he is a director of the Company or of any Parent or Subsidiary, and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of
Section 3 hereof, the Option may, subject to the provisions of Section 5 hereof, be exercised with respect to all or any part of the shares of Common Stock as to which the deceased Director had not exercised the Option at the time of his death (but only to the extent the Option was exercisable at such time), by the estate of the Director (or by the person or persons who acquire the right to exercise the Option by written designation of the Director) at any time prior to the expiration of the term provided in Section 4 hereof, at the end of which period the Option, to the extent not then exercised, shall terminate and the Director shall forfeit all rights hereunder.

     8. Adjustments. In the event there is any change in the Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to this Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

     9. Merger or Consolidation, Etc. of the Company. Upon (a) the merger or consolidation of the Company with or into another corporation (pursuant to which the stockholders of the Company immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (i) the continuance of this Option, or (ii) the substitution of new option(s) for this Option, or for the assumption of such Option by the surviving corporation, (b) the dissolution, liquidation or sale of substantially all the assets of the Company or (c) a Change in Control of the Corporation, the Director shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation to exercise this Option (to the extent not exercised and not otherwise expired) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of this Option, provided that any conditions precedent to the exercise of this Option, other than the passage of time, have occurred. To the extent this Option is not so exercised, it shall be forfeited as of the effective time of any merger, consolidation, dissolution, liquidation or sale of assets (but not in the case of a Change in Control of the Corporation).

     10. Registration. The shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Director will give a representation as to his investment intent with respect to such shares prior to their issuance as set forth in Section 11 hereof.

     The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

     11. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "Notice") and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

          (i) state the election to exercise the Option and the number of Shares in respect of which it is being exercised;

          (ii) contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in form satisfactory to counsel for the Company;

          (iii)be signed by the Director or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Director, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

          (iv) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office in Englewood, Colorado, then such written notice must be received at such office on or before the last regular business day prior to such date of expiration.

     (b) Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Director or such person or persons at the place specified by the Company at the time the Notice is delivered to the Company (i) by delivering to the Company a certified or bank cashier's check payable to the order of the Company, (ii) by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of this Option a specified number of such shares of Common Stock, (iv) by any form of "cashless" exercise, or (v) by any combination of the above.

     (c) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 11 and the provisions of Section 12 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice of exercise of the Option was received by the Company. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this Section 11 shall be void and of no effect if all the preceding provisions of this Section 11 and the provisions of Section 12 shall not have been complied with.
     (d) The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Director (or in the name of the Director's estate or other beneficiary if the Option is exercised after the Director's death), or if the Option is exercised by the Director and if the Director so requests in the notice exercising the Option, will be registered in the name of the Director and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice (and full payment) is received by the Company, but only upon compliance with all of the provisions of this Agreement.

     (e) If the Director fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice upon tender or delivery thereof, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Board of Directors of the Company. The Option may be exercised only with respect to full Shares.

     (f) The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Director in cash or, with the consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Director pursuant to an exercise of this Option a number of shares of Common Stock equal in value to the amount of the required withholding.

     12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

                  13. Resale of Common Stock. (a) If so requested by the Company, upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Director shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of said Act.

          (b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

     14. Reservation of Shares. To the extent shares of Common Stock are not readily tradable on an established securities market, the Company shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

     15. Limitation of Action. The Director and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Director, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 9605 East Maroon Circle, P.O. Box 6742, Englewood, Colorado 80155-6742, Attn: Secretary. All notices to the Director shall be addressed to the Director or such other person or persons at the Director's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Director and all rights granted to the Company under this Agreement shall be binding upon the Director's heirs, legal representatives and successors.

     18. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

     19. Governing Law. This Agreement will be construed and governed in accordance with the laws of Delaware.

     20. Directorship. Nothing contained in this Agreement shall be construed as
(a) a right of the Director to be continued as a director of the Company or any Parent or Subsidiary, or (b) as a limitation of the right of the Company or any Parent or Subsidiary to remove the Director at any time, with or without cause.

     21. Definitions. Unless otherwise defined herein, all capitalized terms shall have the same definitions as set forth under the Plan.

     22. Incorporation of Terms of Plan. This agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Director has hereunto set his hand all as of the date, month and year first above written.

                                           ICG COMMUNICATIONS, INC.



                                            By:________________________________
                                               Name:
                                               Title:



                                             -----------------------------------
                                                      [Name of Director]


                                             -----------------------------------
                                                    Social Security Number

ATTEST:


-------------------------
Secretary

                                    EXHIBIT A

                    NON-QUALIFIED STOCK OPTION EXERCISE FORM


                                                              [DATE]


ICG Communications, Inc.
9605 Maroon Circle
P.O. Box 6742
Englewood, Colorado 80155-6742


Dear Sirs:

                  Pursuant to the provisions of the Non-Qualified Stock Option Agreement dated October 1, 1996, whereby you have granted to me a non-qualified stock option to purchase 5,000 shares of Common Stock of ICG Communications, Inc. (the "Company"), I hereby notify you that I elect to exercise my option to purchase ________________ of the shares covered by such option at the price specified therein. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (a) a certified or bank cashier's check payable to the order of the Company in the amount of $____________, or (b) a certificate or certificates for [ ] shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $___________, and a certified or bank cashier's check, payable to the order of the Company, in the amount of $________________. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. [I hereby acknowledge that I am purchasing these shares for investment purposes only and not for resale.]

                                      Very truly yours,



                                      ------------------------------
                                      [Name]
                                      [Address]
                                      (For notices, reports, dividend checks
                                      and other communications to stockholders.)

OPTION NO. 96-DIRECTOR-[  ]

October 1, 1996 Grant






                            ICG COMMUNICATIONS, INC.


                             1996 Stock Option Plan


                           NON-QUALIFIED STOCK OPTION
                                 (for Directors)

                                   Granted To




                                            ----------------------------
                                    Optionee




         5,000
Number of Shares                                     Price per Share


DATE GRANTED: October 1, 1996               EXPIRATION DATE: September 30, 2005
             -----------------                              -------------------